Exhibit 99.1

BIO-key® Reports Strong 2010 Second Quarter and Six Month Financial Results

46.8% Sequential Revenue Growth vs. 1Q10, 92.7% Gross Profit Margins and Increased Profitability

Wall, NJ, July 28, 2010 — BIO-key International, Inc. (OTC Bulletin Board: BKYI), a leader in finger-based biometric identification solutions, today reported financial results for the second quarter and six month period ended June 30, 2010. For clarity and consistency, the data presented in this release relative to the same periods in 2009 includes only the results of the company’s fingerprint-based Biometrics Division. The company completed the sale of its Law Enforcement Division on December 8, 2009.

Total revenue for the three months ended June 30, 2010 was $1,433,051 compared to $280,685 in the same period last year, an increase of 411%. Driving this increase were higher service and licensing sales to both new and existing customers.

Gross profit and gross profit margin for the second quarter of 2010 were $1,329,210 and 92.7% respectively, as compared to $212,254 and 75.6% respectively, for the three months ended June 30, 2009. The increase in gross profit margin is directly attributable to higher licensing fees as a percentage of net sales for the comparable period.

Operating expenses for the three months ended June 30, 2010 were $1,172,577, an increase of 9.6% as compared to operating expenses of $1,070,263 for the same period 2009. This increase was due to higher selling, general and administrative expenses (“SG&A”) of approximately 6% related to higher commission expenses and referral fees as a result of higher revenues, and a 23% increase in research, development and engineering costs.

Operating income for the second quarter was $156,633 compared to an operating loss of $858,009 for the same period in 2009. Total net income including derivative and warrant fair value adjustments and income from discontinued operations for the second quarter of 2010 was $234,766 compared to net income of $139,770 for the second quarter of 2009. The 2009 second quarter included $1,030,177 of income related to discontinued operations.

“We are very pleased with our second quarter financial results and the progress we continue to make in deploying and integrating our software solutions with global, industry leaders,” said Michael DePasquale, BIO-key’s Chief Executive Officer. “With the partner alliances we have today, we believe we are poised for significant top-line growth and profitability, this year. The demand for improved authentication and identification security solutions, and fingerprint biometrics in particular, continues to intensify across many vertical segments of our business, including health care, retail and financial services. We believe our technology and partners position us well to participate in the strengthening industry fundamentals for both the near and long-term. “

Six Month Comparisons

Total revenue for the six months ended June 30, 2010 was $2,409,226 compared to $818,879 for the same six-month period last year, an increase of 194%. Driving this increase were higher licensing sales to both new and existing customers, partially offset by lower service fees.

Gross profit and gross profit margin for the six months ended June 30, 2010 were $2,195,285 and 91.1% respectively, as compared to $613,368 and 74.9% respectively, for the six months ended June 30, 2009. The increase in gross profit margin is directly attributable to higher licensing fees as a percentage of net sales for the comparable period.

Operating expenses for the six months ended June 30, 2010 were $2,157,386, a decrease of 1.9% as compared to operating expenses of $2,198,991 for the same period in 2009. This decrease was due to a 7.4% decline in selling, general and administrative expenses, offset by an 18.2% increase in research, development and engineering expenses. The decline in SG&A was primarily related to lower legal and professional service fees, and charges for non-cash compensation, offset by higher commission and referral fee expenses.

Operating income was $37,899 compared to an operating loss of ($1,585,623) for the periods ended June 30, 2010 and June 30, 2009, respectively. Accounting for income from derivative and warrant fair value adjustments and income from discontinued operations, BIO-key’s net income for the six month period ended June 30, 2010 was $1,235,324 compared to net income of $361,819 for the same period in 2009. The 2009 first half income included approximately $2.0 million related to discontinued operations.

Liquidity and Capital Resources

Consolidated cash, cash equivalents and accounts receivables totaled over $2.4 million on June 30, 2010, compared to approximately $1.7 million as of December 31, 2009.

Highlights for the second quarter included the following:

•                  Contract award in excess of $560,000 from one of the nation’s foremost organizations specializing in transfusion medicine and related services, for the deployment of our WEB-key software for donor identification.

•                  Contract from an existing partner to deploy our technology for a new overseas customer.

•                  Purchase orders totaling over $175,000 for a new deployment of our biometric software at Genesis HealthCare Systems in Ohio.

•                  The first deployment with our newest partner, Epic. Their solution now includes our biometric software.  Epic is a supplier of integrated software for mid-size to large medical groups and integrated healthcare organizations.

•                  Our partner Sentillion (a Microsoft® Company) has completed the first deployment of their Single Sign On Solution with our biometric identification software.

Conference Call Details

BIO-key has scheduled a call for Thursday July 29th at 10:00 a.m. Eastern Time to discuss 2010 second quarter results. To access the conference call live, dial 800-860-2442 and ask for the BIO-key call at least 10 minutes prior to the start time.  The conference call will also be broadcast live over the Internet by logging onto www.bio-key.com. A telephonic replay of the conference call will be available through August 27, 2010 and may be accessed by dialing 412-317-0088 and using the pass code 442954#. A streaming audio replay of the webcast will be available shortly after the call on the Company’s website (www.bio-key.com) for a period of thirty days.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions to commercial and government enterprises, integrators, and custom application developers. BIO-key’s award winning, high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise applications. Our solutions are used in local embedded OEM products as well as some of the world’s largest identification deployments to improve security, guarantee identity, and help reduce identity theft.  BIO-key’s technology is offered directly or by market leading partners around the world. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

© Copyright 2010 by BIO-key International, Inc.